Exhibit 99.1

BGC PARTNERS FILES HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

OF GRUBB & ELLIS

NEW YORK, NY – (May 24, 2012) - BGC Partners, Inc. (NASDAQ:BGCP) (“BGC Partners,” the “Company,” or “BGC”), a leading global brokerage company servicing the wholesale financial and property markets, today announced that it has filed a Current Report on Form 8-K/A with the Securities and Exchange Commission presenting historical financial statements for Grubb & Ellis Company (“Grubb & Ellis”) and required pro forma financial information for the combined company. The Company does not believe that the pre-bankruptcy financial information for Grubb & Ellis reflects the on-going financial condition or operations of BGC’s Real Estate business.

BGC acquired substantially all of the assets of Grubb & Ellis following the April 13, 2012 approval of the transaction by the U.S. Bankruptcy Court for the Southern District of New York. Subsequently, BGC began integrating Grubb & Ellis into Newmark Knight Frank, which BGC acquired in October 2011, forming Newmark Grubb Knight Frank.1 The Company continues to expect the acquisition of Grubb & Ellis to be accretive.

The Company is required under U.S. securities law to file certain historical financial statements and pro forma financial information for periods prior to the acquisition of substantially all of the assets of Grubb & Ellis. The actual historical financial results for BGC Partners were not restated, recast, or changed in any way in today’s filing.

While the Grubb & Ellis transaction is deemed a business combination under U.S. Generally Accepted Accounting Principles (“GAAP”), from a legal and economic perspective, this was an acquisition out of bankruptcy, in which BGC has acquired only specific assets of Grubb & Ellis and is not assuming the majority of its liabilities. The Company will therefore not assume contractual obligations or other items that inflated pre-bankruptcy Grubb & Ellis expenses and amplified their historical net losses. The Company believes that those assets not acquired and liabilities not assumed are unnecessary to BGC’s businesses, and that therefore the historical financial statements filed today are not indicative of the ongoing operations or financial results of Newmark Grubb Knight Frank or the Company as a whole.

BGC believes that pro forma financial information is also not indicative of the financial conditions or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor does it reflect the Company’s expectations for future results. The pro forma financial information does not reflect any potential cost savings or other operational efficiencies that could result from the acquisitions. The historical financials and the pro forma information contain unusual and non-recurring expenses incurred during the distressed period leading up to the Grubb & Ellis bankruptcy. This financial information does not include adjustments for expenses with respect to assets or liabilities not acquired or assumed by BGC.

[1]

Newmark, Grubb & Ellis, and certain independently-owned partner offices of the two operate as “Newmark Grubb Knight Frank” in the Americas, and are associated with London-based Knight Frank LLP. BGC’s discussion of financial results for “Newmark Grubb Knight Frank” or “Real Estate” reflects only those businesses owned by BGC and does not include these independently-owned partner offices or Knight Frank LLP. However, the square feet under management figure does include these partner offices.

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC, said: “We remain very excited about our newly created full-service commercial real estate brand. Newmark Grubb Knight Frank has offices across North America, over 250 million square feet under Property and Facilities Management, and a national Appraisal business. We remain confident that our financial strength, world-class technology and deep industry relationships can be applied to Newmark Grubb Knight Frank to attract additional top talent, as well as to create opportunities for synergies and expansion into new markets while building a dynamic and formidable commercial real estate platform.”

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company primarily servicing the wholesale financial and property markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a full range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. BGC’s integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or fully electronic brokerage services in connection with transactions executed either OTC or through an exchange.

Through its eSpeed, BGC Trader, and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to select financial instruments and markets. Through the Newmark Grubb Knight Frank brand, the Company offers a wide range of services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. Named after fixed income trading innovator B. Gerald Cantor, BGC has offices in dozens of major markets, including New York and London, as well as in Atlanta, Beijing, Boston, Chicago, Copenhagen, Dubai, Hong Kong, Houston, Istanbul, Johannesburg, Los Angeles, Mexico City, Miami, Moscow, Nyon, Paris, Rio de Janeiro, São Paulo, Seoul, Singapore, Sydney, Tokyo, Toronto, Washington D.C. and Zurich. For more information, please visit www.bgcpartners.com. eSpeed, BGC, BGC Trader, Grubb & Ellis, Grubb and Newmark are trademarks and service marks of BGC Partners, Inc. and its affiliates. Knight Frank is a service mark of Knight Frank Limited Corp., used with permission.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this press release regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC Partners’ Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

Contacts:

Media Hannah Sloane 212-294-7938 Sarah Laufer 212-915-1008	Investors Jason McGruder 212-829-4988 Ben Goldman 212-610-3680